SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                (a)           On February 29, 2008, management of the Company and the Audit Committee of the Company’s Board of Directors determined that the Company should restate its previously issued consolidated financial statements for the periods described below to correct a classification error in the presentation of (a) the purchase and sale of shares in the Company’s priceline.com International Limited subsidiary held by minority interest in the Company’s consolidated statements of cash flows and (b) minority interest in the Company’s consolidated balance sheet.

                This restatement does not affect any of the Company’s annual or quarterly consolidated statements of operations (income statements). In addition, the restatement does not affect any of the Company’s annual or quarterly consolidated cash flows from operating activities, total assets, or the total liabilities and stockholders’ equity line item in the consolidated balance sheets, and does not affect the Company’s previously reported total net cash flows or cash balances. The classification error in the consolidated balance sheet resulted in a reduction of total liabilities of approximately $22.5 million as of December 31, 2006.

                The Company determined that the purchase and sale of shares in the Company’s subsidiary held by minority interest should have been presented as “Investing Activities” rather than “Financing Activities” in the consolidated statements of cash flows and that minority interest should have been presented in the mezzanine section of the consolidated balance sheets between liabilities and stockholders’ equity rather than as a liability. The restatement affects the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 and interim consolidated financial statements for the periods ended March 31, June 30 and September 30, 2007 and 2006.

                The impact of the classification error on presentation in the consolidated statements of cash flows for the fiscal years ended December 31, 2006 and 2005 is summarized as follows:

	Year Ended December 31,
	2006			2005
	Previously Reported	Purchase of shares in subsidiary held by minority interest	As Restated	Previously Reported	Sale of shares in subsidiary held by minority interest	As Restated
Net cash provided by (used in):

Net cash provided by operating activities	$112,081	$—	$112,081	$62,642	$—	$62.642

Net cash (used in) provided by investing activities	68,821	(19,830)	48,991	(94,485)	18,708	(75,777)

Net cash (used in) provided by financing activities	157,293	19,830	177,123	13,216	(18,708)	(5,492)
Effect of exchange rate changes on cash and cash equivalents	5,041	—	5,041	(2,302)	—	(2,302)
Net increase/(decrease) in cash and cash equivalents	343,236	—	343,236	(20,929)	—	(20,929)
Cash and cash equivalents, beginning of period	80,341	—	80,341	101,270	—	101,270
Cash and cash equivalents, end of period	$423,577	$—	$423,577	$80,341	$—	$80,341

The effect of the classification error in the presentation of cash flows in 2004 was not material; accordingly, the Company does not intend to amend or restate the consolidated statement of cash flows for the fiscal year ended December 31, 2004.

The impact of the classification error on the presentation of minority interest is to classify $22.5 million as of December 31, 2006 in the mezzanine section of the consolidated balance sheet between liabilities and stockholders’ equity rather than as a liability.

The Audit Committee of the Board of Directors of the Company discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm, Deloitte & Touche LLP.

The Company intends to file a Form 10-Q/A for the quarters ended March 31, June 30 and September 30, 2007 to correct the classification errors described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated:  March 3, 2008